SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 20, 2002

WAREFORCE.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	333-82327	84-0542988

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2361 Rosecrans Avenue, Suite 155, El Segundo, CA	90245

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 725-5555

NONE

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     (a)  As has been previously disclosed by the Registrant, on May 2, 2000 the Registrant finalized a $3.5 million convertible preferred stock private placement by issuing 454,545 preferred shares with a 6% coupon payable semi-annually to two entities, The Shaar Fund, Ltd. and Triton Private Equities Fund, L.P. These preferred shares are convertible to common shares based on a series of formulas at the lesser of 150% of the common stock average bid price on the closing date or 95% to 107% of the bid price at the time of conversion depending on the time held. The Registrant has the right to redeem the preferred shares at $10 per share, or $4.5 million, plus the payment of all accrued and unpaid dividends provided that the market price of the common stock is less than 200% of the common stock price on the date the preferred shares were issued.

     The preferred shares were not convertible for a period of nine months from May 2, 2000 if the closing bid price was below $4.25. However, the preferred shares must be converted to common shares at the end of three years. Due to the mandatory redemption feature, the Series A Preferred Stock has been classified as mezzanine financing on the Registrant’s financial statements. Along with the Series A Preferred, the Registrant issued 116,667 five-year warrants. The expiration date of these warrants range from May 2001 through May 2005.

     The Registrant has the right to redeem the preferred shares at $10 per share, or $4.5 million, plus the payment of all accrued and unpaid dividends provided that the market price of the common stock is less than 200% of the common stock price on the date the preferred shares were issued. On May 3, 2000, the common share price fell below the 200 percent level and continues to be below this level.

     On February 20, 2002 the Registrant learned that all of the preferred shares issued to both the Shaar Fund and Triton was acquired by the Chell Group Corporation, a publicly traded company, engaged in the business of providing interactive entertainment services, electronic/online products and services and merchant capital services. The Registrant has not been informed by the Chell Group of the terms and conditions of the transfer of the preferred shares from the Shaar Group and Triton to the Chell Group. Management has been informed by the Chell Group that it may convert a portion of the preferred shares into up to ten percent of the Registrant’s common shares in the near future.

     If the Chell Group continues to hold all of the Registrant’s preferred shares until its redemption date in approximately 1 year, and if the price of the Registrant’s common stock continues at current levels, the Chell Group’s preferred shares will automatically convert at that time into the majority of the Registrant’s common shares.

     (b)  The Registrant is not aware of any arrangements, other than those described above, the operation of which may at a subsequent date result in a change in control of the registrant.

Item 2. Acquisition or Disposition of Assets.

     Not applicable.

Item 3. Bankruptcy or Receivership.

     Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not applicable.

Item 5. Other Events.

     Not applicable.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

Item 8. Change in Fiscal Year.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAREFORCE.COM, INC. (Registrant)

Date: February 21, 2002	By:	/s/ ORIE RECHTMAN

Orie Rechtman, Chief Executive Officer